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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-            ) and related Prospectus of Triumph Group, Inc. for the registration of 1,206,135 shares of its common stock and to the incorporation by reference therein of our report dated April 23, 2003, with respect to the consolidated financial statements and schedule of Triumph Group, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Philadelphia, Pennsylvania June 6, 2003

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Auditors